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                                                                   Exhibit 23 .1



                                     CONSENT

We have issued our report dated February 20, 1998 accompanying the consolidated financial statements of Motor Cargo Industries, Inc. and Subsidiaries appearing in the 1997 Annual Report of the Company to its shareholders and included in the Annual Report on Form 10-K for the year ended December 31, 1997 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration of the aforementioned report.


                                             GRANT THORNTON LLP

Salt Lake City, Utah
August 27, 1998